THE BANK OF NEW
YORK
 NEW YORKS FIRST BANK  FOUNDED 1784 BY
ALEXANDER HAMILTON

101 BARCLAY STREET, NEW YORK, N.Y. 10286
AMERICAN DEPOSITARY RECEIPTS

October 18, 2005

SECURITIES & EXCHANGE COMMISSION
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control



RE:	Depositary Shares evidenced by the
American Depositary Receipts for
Ordinary Shares, each of Internet
Initiative Japan Inc. (File No. 3331
10862)



Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities
Act of 1933, as amended, on behalf of The Bank of New York, as Depositary for securities against which American Depositary Receipts are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting the change in the number of ordinary shares represented by fourhundred American Depositary Shares (the
Ratio).

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F 6 Registration
Statement, the Prospectus consists of the ADR certificate for Internet Initiative Japan Inc.

The Prospectus has been revised to reflect the new Ratio, and has been overstamped with:

 EFFECTIVE October 11, 2005,
INTERNET INITIATIVE JAPAN INC.
AMERICAN DEPOSITARY SHARE
(ADS) RATIO CHANGED FROM
2,000:1 (TWO THOUSAND ADS
EQUALING ONE ORDINARY
SHARES) TO 400:1 (FOUR HUNDRED
ADS EQUALING ONE ORDINARY
SHARE).

Attached to this letter is a copy of a letter from Internet Initiative Japan Inc. to The Bank of
New York requesting that the Ratio be changed.

Please contact me with any questions or
comments at 212 8158223


Anita Sung
Assistant Vice President
The Bank of New York  ADR Division



Encl.

CC: Paul Dudek, Esq. (Office of International
Corporate Finance)



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